UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2021

LEGACY VENTURES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55849	30-0826318
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Baycliffe Rd. Markham	ON, L3R 7T9
(Address of principal executive offices)	(Zip Code)

(647) 969-7383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	LGYV	N/A

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.01 Changes in Control of Registrant.

On October 14, 2021, as a result of a private transactions, 286,720 shares of common stock, $0.0001 par value per share (the “Shares”) of Legacy Ventures International, Inc., a Nevada corporation (the “Company”), were transferred from Peter Sohn to Ying Feng LAI, Wei TJONG, Pak Hong WAN, Johnathan Chung Hon CHOI, Chi Hung YEUNG, and Hau Ming CHOW (together, the “Purchasers”). As a result, the Purchasers became holders of approximately 91% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholders. The consideration paid for the Shares was $480,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Peter Sohn released the Company from all debts, and all promissory notes and convertible notes payable were canceled.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, the existing officer resigned immediately, and also will be resigning as a director on the day which is 10 days from the date of mailing of the Company’s filing of an Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder. Accordingly, Peter Sohn, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary, and will cease to be a Director on or about October 25, 2021. At the effective date of the transfer, Ying Feng LAI consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company.

Mr. Ying Feng LAI (“Mr. LAI”), age 30, obtained his Diploma of Business Administration in the Columbia College in Canada in 2012.

From January 2012 to March 2016, Mr. LAI was an assistant operation commissioner of Aquaporin Industries Limited, a water tech company delivering innovative technology built on nature’s own water filtration. (“Aquaporin”) Aquaporin had three target markets, namely industrial water, drinking water and hemodialysis. Mr. LAI was responsible for resources planning and management including hiring and interviewing, training, coaching, developing, objective setting and performance management.

Since April 2016, Mr. LAI has been a Vice President of Operation of Zeus Medicine Pharmaceutical Group Limited, a manufacturing company on branded and generic medicines and medical supplies. (“Zeus”) Mr. LAI is responsible for the leading, developing and mentoring manufacturing operation.

Mr. Ying Feng LAI has been appointed as a Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Directors of the Company since October 14, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated September 29, 2021, by and among Peter Sohn and Ying Feng LAI, Wei TJONG, Pak Hong WAN, Johnathan Chung Hon CHOI, Chi Hung YEUNG, and Hau Ming CHOW
99.2	DIRECTORS RESOLUTIONS, dated October 14, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2021

LEGACY VENTURES INTERNATIONAL, INC.

/s/ Ying Feng LAI
By:	Ying Feng LAI
Title:	CEO

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